EXHIBIT 1



                                 EXECUTION COPY








                           STOCK PURCHASE AGREEMENT



                                     Among

                            AP CRTI HOLDINGS, L.P.,

                              AEW PARTNERS, L.P.,

                              THOMAS J. CROCKER,

                              BARBARA F. CROCKER,

                            RICHARD S. ACKERMAN and

                               ROBERT E. ONISKO

                                      and

                        HIGHWOODS PROPERTIES, INC. and

                         CEDAR ACQUISITION CORPORATION

                          Dated as of April 29, 1996



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     STOCK PURCHASE AGREEMENT dated as of April 29, 1996 among AP CRTI HOLDINGS,
L.P., a Delaware limited partnership ("AP"), AEW PARTNERS, L.P., a Delaware limited partnership ("AEW"), Thomas J. Crocker ("Mr. Crocker"), Barbara F. Crocker ("Mrs. Crocker"), Richard S. Ackerman ("Ackerman") and Robert E. Onisko ("Onisko") (collectively, the "Sellers") and HIGHWOODS PROPERTIES, INC., a Maryland corporation ("Highwoods") and CEDAR ACQUISITION CORPORATION, a Maryland corporation (the "Purchaser") and a subsidiary of Highwoods.


                             W I T N E S S E T H:


            WHEREAS, each Seller owns (either beneficially or of record) the number of shares of common stock, par value $.01 per share (the "Company Common Stock"), of CROCKER REALTY TRUST, INC., a Maryland corporation (the "Company"), set forth below such Shareholder's name on Exhibit A hereto (all such shares, and together with all shares of the Company Common Stock subsequently acquired or otherwise owned (either beneficially or of record) by any Seller during the Term (as defined in Section 2.03) of this Agreement, being referred to herein as the "Shares"); and

            WHEREAS, Highwoods and the Company propose to enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of the Purchaser with and into the Company (the "Merger"); and

            WHEREAS, the Sellers wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Sellers, the Shares, upon the terms and subject to the conditions set forth herein; and

            WHEREAS, as a condition to the willingness of Highwoods to enter into the Merger Agreement, Highwoods and the Purchaser requested that each Seller agree, and in order to induce Highwoods to enter into the Merger Agreement, each Seller has agreed, to enter into this Agreement; and

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                               PURCHASE AND SALE

            SECTION 1.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the

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Closing (as defined in Section 1.3), the Sellers shall sell to the Purchaser, and the Purchaser shall purchase from the Sellers, the Shares.

            SECTION 1.2 Purchase Price. The purchase price per share for the Shares shall be $11.02 (in the aggregate, the "Purchase Price"). In the event the Merger Consideration per share (as defined in the Merger Agreement) is adjusted, the Purchase Price hereunder shall be adjusted in the same manner, such that the Merger Consideration per share and the Purchase Price per share are equal.

            SECTION 1.3 Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Smith Helms Mulliss & Moore, L.L.P., Raleigh, North Carolina at 10:00 a.m. local time at any time on or prior to August 15, 1996 on the fifth business day following written notice delivered by the Purchaser to each of the Sellers, or at such other place or at such other time or on such other date as the Sellers and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

            For purposes of this Agreement, "business day" means any day, except a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or directed by law or executive order to close.

            SECTION 1.4 Closing Deliveries by the Sellers. At the Closing, each Seller shall deliver or cause to be delivered to the Purchaser:

            (a) stock certificates evidencing the Shares held by such Seller duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

            (b) a receipt for the Purchase Price and the Additional Consideration (as defined in Section 3.3); and

            (c) the certificates and other documents required to be delivered pursuant to Section 6.1.

            SECTION 1.5 Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to each of the Sellers the Purchase Price with respect to such Seller's Shares and any Additional Consideration, if applicable, by wire transfer in immediately available funds to the bank account of such Seller in the United States to be designated by such Seller in a written


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notice to the Purchaser at least three days before the Closing
Date.


                                  ARTICLE II

                             VOTING OF THE SHARES

            SECTION 2.1 Agreement to Vote Shares. Each of the Sellers hereby agrees that during the Term of this Agreement, at any meeting of the stockholders of the Company however called, and in any action by written consent of the stockholders of the Company, it shall (a) vote its shares in favor of the Merger or any other transaction contemplated by the Merger Agreement; (b) vote its Shares against any action or agreement which would result in a breach in any material respect of any covenant, representation or warranty) or any other obligation of the Company under the Merger Agreement; and (c) vote its Shares against any action or agreement which would impede, interfere with or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries; (ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (iii) any change in the management or Board of Directors of the Company, except as otherwise agreed to in writing by Highwoods; (iv) any change in the present capitalization or dividend policy of the Company or (v) any other material change in the Company's corporate structure or business.

            SECTION 2.2 Proxy. EACH SELLER HEREBY GRANTS TO THE PURCHASER, OR ANY NOMINEE OF THE PURCHASER, THE SELLER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO ALL OF SUCH SELLER'S SHARES IN RESPECT OF ANY OF THE MATTERS SET FORTH IN CLAUSES (a) THROUGH (c) OF SECTION 2.1. EACH SELLER ACKNOWLEDGES THAT SUCH PROXY IS COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL NOT BE TERMINATED BY OPERATION OF LAW UPON THE OCCURRENCE OF ANY EVENT. ANY SUCH PROXY SHALL TERMINATE UPON TERMINATION OF THIS AGREEMENT.

            SECTION 2.3 Term. For purposes of this Agreement, "Term" shall mean the period commencing on the date hereof and continuing until the earlier to occur of (i) the Closing Date or (ii) the termination of the Merger Agreement in accordance with its own terms.


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                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

            Each Seller, severally and not jointly, hereby represents and warrants to the Purchaser as follows:

            SECTION 3.1 Due Organization, etc. Such Seller (if it is a partnership) is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization. Such Seller has full power and authority (partnership or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (partnership or otherwise) on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and, assuming this Agreement constitutes a legal, valid and binding agreement of the Purchaser, it constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights or general principles of equity.

            SECTION 3.2 No Conflicts; Required Filings and Consents. (a) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or in the Merger Agreement or compliance by such Seller with any of the provisions hereof will (i) violate any provision of such Seller's organizational or governing documents (in the case of a Seller that is a partnership), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which such Seller is a party, or by which any of its properties is bound, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation, or change in control under, any of the terms, conditions or provisions of any license, franchise, permit or agreement to which such Seller is a party, or by which such Seller or any of its properties is bound, or (iv) violate any statute, rule, regulation, order, or decree of any public body or authority by which such Seller or any of its properties is bound, except (in the case of clauses (ii) and (iii) above) for any such breaches, defaults or other occurrences that would not prevent or

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delay the performance by such Seller of its obligations under this Agreement.

            (b) The execution and delivery of this Agreement by such Seller do not, and the performance of this Agreement by such Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations, or permits, or to make such filings or notifications, would not prevent or delay the performance by such Seller of its obligations under this Agreement.

            SECTION 3.3 Title to Shares. As of the date of this Agreement, each Seller is the record or beneficial owner of the number of respective Shares set forth below the name of such Seller on Exhibit A hereto, which shares constitute all of the shares of the Company Common Stock owned by such Seller. Each Seller has good and valid title to its Shares free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or voting rights or encumbrance of any kind (an "Encumbrance"), other than pursuant to the Stockholders Agreement by and among the Company, AP, AEW and CRT Leasing, Inc. dated December 28, 1995 (the "Stockholders Agreement"), the legend relating to transfer restrictions imposed by the Securities Act of 1933, as amended, contained on the certificates representing the Shares (the "1933 Act Restrictions"), or with respect to the Shares owned by AP, pursuant to the terms of the Credit Agreement dated March 18, 1996 between Cs First Boston Corporation, as agent, and AP and the Pledge and Security Agreement dated as of March 26, 1996 between Bankers Trust Company, as collateral agent, and AP (collectively, the "AP Margin Agreement") or with respect to Shares owned by Ackerman, 5,000 Shares are held in a broker's margin account (the "Ackerman Margin Agreement and, together with the AP Margin Agreement, the "Margin Agreement") (the Stockholders Agreement, the 1933 Act Restrictions and the Margin Agreement are collectively referred to herein as the "Existing Restrictions"), or pursuant to this Agreement. At Closing each Seller shall deliver to the Purchaser good and valid title to the Shares free and clear of all Encumbrances and Existing Restrictions (other than the continued application of the 1933 Act Restrictions after the transfer of the Shares to the Purchaser). Each Seller does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of Company Common Stock, except as set forth on Schedule 3.3. If any Seller owns any such warrants, options or other rights to acquire shares of Company Common Stock, such Seller agrees not to exercise such warrants, options or other rights prior to the Closing. At Closing, the Purchaser shall pay to each Seller the amount set forth opposite the name of such Seller on Schedule 3.3

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in exchange for such Seller releasing all rights of such Seller in and to such warrants, options or other rights, all of which shall automatically expire and be of no further force or effect as of the Closing Date upon payment of such amount (the "Additional Consideration"); provided, however, if it is determined that compliance with the provisions of this sentence may cause any individual subject to Section 16 of the Securities Exchange Act of 1934, as amended, to become subject to the profit recovery provisions thereof, any such options, warrants or other rights held by such individual may, if such individual so agrees, be canceled or purchased, as the case may be, on the Closing Date or at such later time as may be necessary to avoid application of such profit recovery provisions and such individual will be entitled to receive from the Purchaser the Additional Consideration allocated to such options, warrants or other rights at the time of such cancellation or purchase. The parties hereto agree to cooperate, including, if necessary, providing alternate arrangements in order to achieve the intent of the foregoing sentence without giving rise to such profit recovery. Each Seller has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

            SECTION 3.4 Merger Agreement. Each Seller acknowledges receipt and review of a copy of the Merger Agreement.


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser hereby represents and warrants to each Seller as follows:

            SECTION 4.1 Due Organization, etc. The Purchaser is duly organized and validly existing under the laws of the jurisdiction of its incorporation. The Purchaser has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming this Agreement constitutes a legal, valid and binding agreement of each of the Sellers, it constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights or general principles of equity.


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            SECTION 4.2 No Conflicts; Required Filings and Consents. None of the
execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or in the Merger Agreement or compliance by the Purchaser with any of the provisions hereof will (i) violate any provision of the Purchaser's organizational or governing documents, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which the Purchaser is a party, or by which any of its properties is bound, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation, or change in control under, any of the terms, conditions or provisions of any license, franchise, permit or agreement to which the Purchaser is a party, or by which the Purchaser or any of its properties is bound, or (iv) violate any statute, rule, regulation, order, or decree of any public body or authority by which the Purchaser or any of its properties is bound, except (in the case of clauses (ii) and (iii) above) for any such breaches, defaults or other occurrences that would not prevent or delay the performance by the Purchaser of its obligations under this Agreement.

            SECTION 4.3 Financing. The Purchaser has, or has commitments from responsible financial institutions to enable it to borrow, sufficient funds to permit the Purchaser to acquire all the outstanding Shares pursuant to this Agreement.


                                   ARTICLE V

                                   COVENANTS

            SECTION 5.1 Restrictions on Transfers and Other Actions. Each Seller hereby agrees, during the Term, and except as contemplated hereby, not to (i) sell, transfer record or beneficial ownership of, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer record or beneficial ownership of, pledge, encumbrance, assignment or other disposition of, any of its Shares or any interest in any of the foregoing except to the Purchaser or Highwoods or with respect to the Excluded Assets (as defined in the Merger Agreement), or to purchase or otherwise acquire any additional shares of Company

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Common Stock or securities or other rights exchangeable or convertible into
Company Common Stock, (ii) grant any proxies or powers of attorney, deposit any of its Shares into a voting trust or enter into a voting agreement with respect to any of its Shares in, or any interest in any of the foregoing, except to the Purchaser or Highwoods, (iii) consent or otherwise agree to any amendment, waiver or other modification of the Articles of Incorporation or Bylaws (or other applicable organizational documents) of the Company or its subsidiaries without the prior written consent of the Purchaser or Highwoods or (iv) take any action that would make any representation or warranty of such Seller contained herein untrue or incorrect or have the effect of preventing or disabling such Seller from performing its or his obligations under this Agreement, or that would otherwise hinder or delay the Purchaser or Highwoods from acquiring a majority of the outstanding shares of Company Common Stock, determined on a fully diluted basis.

            SECTION 5.2 Permitted Distributions. Notwithstanding anything herein to the contrary, each Seller shall be entitled to receive its or his proportionate interest in the Excluded Assets (as defined in the Merger Agreement) in connection with the Company's distribution of such Excluded Assets to its stockholders as contemplated by the Merger Agreement, whether such distribution occurs before or after the Closing. Each Seller shall also be entitled to receipt of the Company's regular quarterly dividend on the shares of the Company's Common Stock that they respectively own in an amount not exceeding $.15 per share (or a prorated portion of such amount in the case of any portion of a quarterly period) for such period as Seller continues to own Shares; the Purchaser shall be entitled to all such dividends from and after the date it acquires the Shares hereunder. The parties hereto will cooperate with each other to effectuate the terms of this Section 5.2.

            SECTION 5.3 Ownership of Subsidiaries. Each Seller covenants and agrees hereby, that to the extent such Seller or any of its affiliates owns any equity or other interest in a subsidiary (as defined in the Merger Agreement) of the Company at Closing, in consideration for payment of the Purchase Price and the Additional Consideration, such Seller shall relinquish and transfer such interest to such person or entity designated by Highwoods at Closing, except for interests in any subsidiary that is a part of, or owner of, the Excluded Assets (as defined in the Merger Agreement).

            SECTION 5.4 Consent Under and Termination of Stockholders Agreement. Each of AP and AEW covenants and hereby agrees and consents to the transfer of their respective Shares to Purchaser and the consummation of the transactions contemplated hereby as required under the Stockholders Agreement and also hereby agrees that upon Purchaser's acquisition of the Shares

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owned by AP and AEW hereunder, the Stockholders Agreement shall automatically terminate and be of no further force or effect.

            SECTION 5.5 Mr. Crocker Litigation. Mr. Crocker covenants and hereby agrees on his behalf and on the behalf of Crocker and Company, for which Mr. Crocker hereby presents that he is an authorized representative of with full power and authority to bind Mr. Crocker and Company, to release any claim he or Crocker and Company has for indemnification against the Company in the case styled Patrick Jolivet v. Thomas J. Crocker and Crocker and Company, Case No. 94-8669, U.S. District Court, Southern District of Florida; provided, that this consent and release shall be valid only in the event that provision has been made by the Company to transfer its obligation to indemnify Mr. Crocker and Crocker and Company to another entity in connection with the distribution of the Excluded Assets as contemplated by the Merger Agreement and that such indemnity obligation has been assumed by the owner of such Excluded Assets upon their distribution out of the Company.

            SECTION 5.6 Further Assurances. Each Seller shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Highwoods the power to carry out the provisions of this Agreement. Each Seller further agrees that neither it nor its representatives shall take any action which is intended to or which does prevent or delay the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement shall restrict the action of any director of the Company in his capacity as a director. In addition, both prior to and after the Closing Date, AP agrees to reasonably cooperate with Purchaser and Highwoods in connection with Purchaser's and Highwoods' review of the Company's status as a REIT.


                                  ARTICLE VI

                             CONDITIONS TO CLOSING

            SECTION 6.1 Conditions to Closing. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Representations, Warranties and Covenants Contained in this Agreement. Each of the Sellers shall have performed in all material respects its agreements contained in this Agreement required to be performed at or prior to the Closing and the representations and warranties of each of the Sellers contained in this Agreement shall be true when made and at and as of the Closing as if made at and as of such time. The Purchaser shall have received a certificate of each Seller or, in

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the case of a Seller which is a limited partnership, an appropriate officer of the general partner of such Seller, as the case may be, to that effect.

            (b) Covenants Contained in the Merger Agreement. The Company and its subsidiaries, if applicable. shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed at or prior to the Closing, including taking all actions necessary to allow the transactions contemplated hereby to be consummated, and that all conditions to Highwoods' obligation to close the Merger (other than any required consent of the Company's stockholders) shall have been satisfied or waived, including, but not limited to, (i) the distribution out of the Company of the Excluded Assets,
(ii) the continued qualification of the Company as a REIT as of the Closing Date, unless the Company's failure to qualify as a REIT is the result of any action or omission of (or an action or omission taken at the direction of) Highwoods or the Purchaser or as a result of the inaccuracy of the representation contained in Section 4.6 of the Merger Agreement, (iii) the consent to the transfer of the Shares to Purchaser under the Stockholders Agreement and the agreement to terminate the Stockholders Agreement upon the Purchaser's acquisition of AP's and AEW's Shares pursuant to this Agreement,
(iv) the waiver of the transfer restrictions imposed by the 1933 Act Restrictions in connection with the transfer of the Shares to the Purchaser (it being understood that the Shares upon transfer to the Purchaser will continue to be subject to the 1933 Act Restrictions) and (v) that the obligation to indemnify Mr. Crocker and Crocker and Company with respect to the litigation described in Section 5.5 herein shall have been assumed by the owner of the Excluded Assets or that such owner has agreed to reimburse the Company for all costs associated with the Company obtaining full insurance coverage for any losses that may be suffered as a result of its indemnification of Mr. Crocker and Crocker and Company in such litigation.

            (c)   Consents.  The applicable consents set forth in
Schedule 3.4 of the Merger Agreement shall have been received.

            (d) Company Actions. The Company shall have taken all actions necessary, including actions necessary under its Articles of Amendment and Restatement of Articles of Incorporation (the "Articles") and Bylaws, to duly authorize and approve the transactions contemplated by this Agreement, including exemption of Highwoods and the Purchaser from the Existing Holder Limits and Ownership Limits (as such terms are defined in the Articles assuming the accuracy of the representation contained in Section 4.6 of the Merger Agreement) and notice requirements set forth in the Articles of the Company and waiving application of the Maryland Control Share Acquisition Act to the transactions contemplated by this Agreement and the Merger Agreement and

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approving and consenting to the consummation of the transactions contemplated under this Agreement as may be required under the Stock Purchase Agreement and the 1933 Act Restrictions. All actions required under Maryland law to consummate the transactions contemplated by this Agreement shall have been appropriately taken.

            (e) Litigation. There shall have been no order or preliminary or permanent injunction entered in an action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal the consummation of any of the transactions contemplated hereunder.

            (f) Severance Agreements. Each of Mr. Crocker, Ackerman and Onisko shall have entered into with the Company a Severance Agreement, in each case substantially in the form attached hereto as Exhibit B (the "Severance Agreement" and, collectively, the "Severance Agreements"), which Severance Agreements shall be in full force and effect as of the Closing Date and thereafter.

            (g) Distribution of Excluded Assets. The Company shall have completed the distribution of the Excluded Assets from the Company as contemplated by Section 5.2 hereof and the Merger
Agreement.


                                  ARTICLE VII

                              GENERAL PROVISIONS

            SECTION 7.1 Expenses. The Purchaser shall not bear any expenses incurred by the Sellers, nor shall any Seller bear any expenses incurred by the Purchaser in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred. Each Seller will bear its or his own expenses incurred directly in connection with the transfer of its or their respective Shares pursuant to this Agreement.

            SECTION 7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses

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(or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.2):

            (a)   if to any Seller:

                  at the address set forth below the name of such Seller on Exhibit A hereto

            (b)   if to Highwoods or the Purchaser:

                  Highwoods
                         3100 Smoketree Court, Suite 700
                  Raleigh, North Carolina 27604-5001
                           Telecopier: (919) 876-2448
                  Attention:  Carman Liuzzo, Chief Financial Officer

                  With a copy to:

                  Smith Helms Mulliss & Moore, L.L.P.
                  316 West Edenton Street
                  Post Office Box 27525
                  Raleigh, North Carolina 27611
                  Telecopier:  (919) 755-8731
                  Attention:  Brad Markoff, Esq.

            SECTION 7.3 Public Announcements. Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby without prior notification to the other parties, and the parties shall cooperate with each other in the development and distribution of news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated hereby.

            SECTION 7.4 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 7.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable

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manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 7.6 Entire Agreement. This Agreement, the Merger Agreement and the Severance Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

            SECTION 7.7 Assignment. This Agreement may not be assigned by operation of law or otherwise; provided, however, that the Purchaser may assign this Agreement to an affiliate of the Purchaser without the consent of the Sellers.

            SECTION 7.8 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permit assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 7.9 Amendment. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the party against whom such amendment is sought to be enforced. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

            SECTION 7.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, applicable to contracts executed in and to be performed entirely within that state.

            SECTION 7.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and this Agreement shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.


                                    -13-
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



            SECTION 7.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.



                                    -14-
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



            IN WITNESS WHEREOF, the Sellers and Highwoods and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                           HIGHWOODS PROPERTIES, INC.

                           By:
                           Name:
                           Title:

                           CEDAR ACQUISITION CORPORATION

                           By:
                           Name:
                           Title:

                           AP CRTI HOLDINGS, L.P.

                           By:   APGP CRTI HOLDINGS L.P., its
                                 general partner
                           By:   APGP CRTI HOLDINGS CORP., its
                                 general partner

                           By:
                           Name:
                           Title:

                           EW   PARTNERS, L.P.

                           By:   AEW/L.P., its general partner
                           By:   AEW, Inc., its general partner

                           By:
                           Name:
                           Title:

                           ___________________________________________________
                           THOMAS J. CROCKER

                           ___________________________________________________
                           BARBARA F. CROCKER

                           ___________________________________________________
                           RICHARD S. ACKERMAN

                           ___________________________________________________
                           ROBERT E. ONISKO

                                    -15-
370748.1